Exhibit 99.2

March 7, 2014

Mr. Phillip H. Roberson
FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 78613

Ref:	FieldPoint Petroleum Corporation
Estimates of Proved Reserves and Revenues
As of January 1, 2014
SEC Guideline Case – Excluding North Block 12 Field

Dear Mr. Roberson:

In accordance with your request, we have estimated total proved reserves as of January 1, 2014 to FieldPoint Petroleum Corporation’s interests in selected oil and gas properties located in Louisiana, New Mexico, Oklahoma, Texas and Wyoming. This report excludes the North Block 12 Field located in Andrews County, Texas.

As presented in this report, we estimate the net reserves and future net revenue to FieldPoint Petroleum Corporation’s interests as follows:

FieldPoint Petroleum Corporation
Total Proved Reserves
As of January 1, 2014

SEC Price Guideline Case	Proved Developed Producing	Proved Behind Pipe	Proved Undeveloped	Total Proved

Estimated Future Net Oil, MBbl	615.71	22.54	90.97	729.22
Estimated Future Net NGL, Mgal	2,477.00		429.12	2,906.11
Estimated Future Net Gas, MMcf	943.35	113.97	82.04	1,139.35

Total Future Gross Revenue, M$	62,302.05	2,495.69	8,917.75	73,715.50
Severance Taxes, M$	4,303.69	182.13	648.01	5,133.82
Ad Valorem Taxes, M$	2,920.22	124.78	332.77	3,377.77

Lease Operating Costs, M$	19,509.87	213.43	1,047.22	20,770.52
Capital Expenditures, M$	0.00	62.04	3,158.84	3,220.88

Net Revenue (“FNR”), M$	35,568.28	1,913.31	3,730.91	41,212.51
Discounted FNR at 10%, M$	19,948.52	1,120.30	1,618.70	22,687.52
Discounted FNR at 15%, M$	16,552.12	918.84	1,076.18	18,547.14

This report has been prepared in accordance with the Society of Petroleum Engineers (“SPE”) - Petroleum Resources Management System (“SPE-PRMS”).  Risk factors have not been applied to these estimates.  A copy of the SPE-PRMS oil and gas reserve definitions for “Proved” reserves (Table 3 to the SPE-PRMS) are attached hereto.  This report also conforms to our understanding of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by SPE and the Guidelines for Application of Definitions for Oil and Gas Reserves prepared by the Society of Petroleum Evaluation Engineers (“SPEE”).

The oil reserves shown are expressed in barrels where one barrel equals 42 US gallons.  Gas volumes are expressed in millions of standard cubic feet (MMCF).  The reserve and income quantities attributable to the different reserve classifications that are included herein have not been adjusted to reflect the varying degrees of risk associated with them and thus are not comparable.

Future reserves in this report are based on conventional decline curve analysis.  The reserves are expressed as property gross and net reserves.  Values for reserves are expressed in terms of future net revenue and present worth of future net revenue.  Future net revenue is defined as revenue that will accrue to the appraised interests from the production and sale of the estimated net reserves after deducting production taxes, ad valorem taxes, direct lease operating expenses and capital costs.  Neither plug and abandonment costs nor salvage was considered in this evaluation.  No estimate of Federal Income Tax has been made in this report.  Present worth is defined as the future net revenue discounted at the rate shown per year, compounded monthly. The present worth used in this case is 10% per year, compounded monthly.

Prices utilized herein are the average prices of the 12-month prior to the ending date of the period covered by this report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period.  An average oil price of $96.94 per barrel based on the WTI Cushing, Oklahoma SPOT price and an average gas price of $3.67 per MMBtu based on the Henry Hub Gas Cash Market Price were used.  No price escalations are included in this report as per SEC regulations.  Where applicable, transportation costs have been included and adjustments for heating content, premiums and basis differentials have been applied.

Lease operating expenses are used to establish the economic limit of each property in this report and were not escalated.  FieldPoint Petroleum Corporation provided these expenses for the Bass Petroleum, Inc. (part of FieldPoint Petroleum Corporation) operated wells and the non-operated wells.  FieldPoint removed COPAS operating charges, capital expenditures and ad valorem taxes from the monthly operating expenses.  Severance and ad valorem taxes were also applied as a percentage of gross revenue.  A property is considered uneconomic when expenses exceed gross revenues.

Information necessary for the preparation of these estimates was obtained from records furnished by FieldPoint Petroleum Corporation and from commercially available data sources.  For purposes of this report, the individual well test and production data, as reported by the above sources, were accepted as represented together with all other factual data presented by FieldPoint Petroleum Corporation including the extent and character of the interest evaluated.  No field inspection of the properties was performed.

All reserve estimates herein have been performed in accordance with sound engineering principles and generally accepted industry practice.  As in all aspects of oil and gas evaluations, there are uncertainties inherent in the interpretation of engineering and geologic data and all conclusions and projections contained herein represent the informed, professional judgment of the undersigned.  The reserves may or may not be recovered, and the revenues therefrom and the cost related thereto could be more or less than the estimated amounts.  Estimates of reserves may increase or decrease as a result of future operations, governmental policies, product supply and demand, and also are subject to revision as additional operating history becomes available and as economic conditions change.

The evaluation of potential environmental liability costs from the operation and abandonment of the properties evaluated was beyond the scope of this report.  In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations and reporting requirements.  Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein.

FieldPoint Petroleum Corporation provided basic well information, operating costs, initial test rates and ownership interests which we have accepted as correct.  Historical production data was obtained from public sources such as state regulatory agencies, Lasser Production Data Services, Drillinginfo and IHS Energy Data Services.  Digital, hard copy and other pertinent data relating to the properties evaluated will be retained in our files and will be available for review upon request.  We have not inspected or performed well tests on the individual properties in this report.

We do not own an interest in the subject properties.  The employment to make this study and the compensation is not contingent on our estimates of reserves and future income for the subject properties.

We appreciate the opportunity to prepare this report.  If you have any questions regarding this report or if we can assist in any other way please do not hesitate to call.

Sincerely,

David N. Dennard, P.E.
Reservoir Engineer
PGH Petroleum & Environmental Engineers, L.L.C.

CaseName	Field	Reservoir	GrossGas	NetGas	GasUnits	GrossOil	NetOil	OilUnits	GasRevenue	OilRevenue	TotalCost	Investment	ProductionTax	AdvaloremTax	NonDiscCash	DiscCash	RevenueUnits	InitWrkInt	InitRevInt	CumGas	CumOil	EconomicLimit
Grand Total	All	All	6619.50067	1139.350939	MMcf	2509.961931	729.2192624	Mbbl	5416.63263	66521.48743	20770.52103	3220.879	5133.818037	3377.771593	41212.50839	22687.51864	M$	0	0	27680.71371	76372.22792
Apache Bromide Sand Unit	APACHE	VIOLA & BROMIDE	720.1210544	139.0553756	MMcf	636.1514166	122.8408386	Mbbl	490.0533925	11608.58208	6158.832713	0	858.3981871	567.4260039	4513.978572	3096.370089	M$	0.2523	0.1931	2252.331866	66550.27181	30-Dec-27
Total BIG MUDDY	BIG MUDDY	All	0	0	MMcf	21.00815804	17.65567896	Mbbl	0	1550.625718	581.2952683	0	93.96791854	108.5438003	766.8187314	402.593576	M$	0	0	0	376.8387628
Elkhorn #14	BIG MUDDY	DAKOTA	0	0	MMcf	6.478971523	5.669100083	Mbbl	0	497.8937603	156.0220547	0	30.17236187	34.85256322	276.8467805	167.7988229	M$	1	0.875	0	213.9872935	22-May-35
Elkhorn A #15	BIG MUDDY	DAKOTA	0	0	MMcf	14.52918652	11.98657888	Mbbl	0	1052.731958	425.2732136	0	63.79555667	73.69123707	489.9719509	234.7947531	M$	1	0.825	0	162.8514693	02-Sep-46
Kinney St #38	BIG MUDDY (DAKOTA)	DAKOTA	0	0	MMcf	82.57418239	72.25240959	Mbbl	0	6345.632177	1065.6	0	384.5453099	444.1942524	4451.292615	1533.299964	M$	1	0.875	0	1571.871093	31-Dec-63
Kinney St #38	BIG MUDDY (WALL CREEK)	WALL CREEK	0	0	MMcf	8.956528769	7.836962673	Mbbl	0	688.2882216	0	0	41.71026623	48.18017551	598.3977799	287.427296	M$	1	0.875	0	86.8832192	24-Nov-60
North Bilbrey 7 Federal #1	BILBREY	ATOKA, NORTH (GAS)	1190.385033	424.2294181	MMcf	0	0	Mbbl	2452.243303	0	518.1	0	281.3464978	165.4354477	2343.827009	950.0578755	M$	0.5	0.4325	3124.788919	24.218	31-Dec-63
State Of Texas Z	BLOCK 6	DEVONIAN	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	1	0.875	203.215	1659.346855	01-Jan-14
Arrowhead #1	BLOCK A-49	ELLENBURGER	0	0	MMcf	6.047137261	3.620421078	Mbbl	0	331.4893743	240.8574737	0	15.24851122	8.287234358	67.09615504	59.75855077	M$	0.7483	0.5987	0	116.1041589	03-Sep-17
Rush Springs Medrano Unit	CHICKASHA	MEDRANO	20.05544768	3.246976979	MMcf	236.7821449	38.33502926	Mbbl	13.97381026	3693.51605	2193.800507	0	263.0464056	0	1250.642948	970.0708008	M$	0.2064	0.1619	224.4419471	1882.887609	21-Nov-22
Total FLYING M	FLYING M	All	0	0	MMcf	49.32953005	14.52261365	Mbbl	0	1314.439158	407.5301863	0	93.19373628	65.72195789	747.9932773	353.4858483	M$	0	0	1132.156	593.3748591
Clemmons Sunburst Federal #1	FLYING M	ABO, SOUTH	0	0	MMcf	46.45046074	13.67501564	Mbbl	0	1237.706111	355.8442477	0	87.75336324	61.88530553	732.2231941	340.3897448	M$	0.3925	0.2944	693.559	433.8171114	24-Apr-51
Sunburst Spence Federal #2	FLYING M	ABO, SOUTH	0	0	MMcf	2.879069303	0.847598003	Mbbl	0	76.73304719	51.68593857	0	5.440373046	3.83665236	15.77008322	13.09610347	M$	0.3925	0.2944	438.597	159.5577477	21-Feb-20
Total GIDDINGS	GIDDINGS	All	99.55944221	75.65482659	MMcf	23.92465019	18.38647647	Mbbl	267.4556075	1643.033924	1081.588151	0	95.63873105	47.76223828	685.5004112	465.5593016	M$	0	0	1720.042581	279.0201165
Chmelar, Eugene A #1 L	GIDDINGS	AUSTIN CHALK, GAS	13.73967205	10.55915781	MMcf	0	0	Mbbl	28.81488574	0	15.6270779	0	2.161116431	0.720372144	10.30631927	6.370878519	M$	1	0.768516	182.272028	8.785	05-May-32
Shade Lease	GIDDINGS	AUSTIN CHALK-3	85.81977016	65.09566878	MMcf	23.92465019	18.38647647	Mbbl	238.6407218	1643.033924	1065.961073	0	93.47761462	47.04186614	675.194092	459.1884231	M$	0.979	0.768516	1537.770554	270.2351165	22-Mar-28
Total LONGWOOD	LONGWOOD	All	1267.9003	106.9651409	MMcf	7.232535126	0.663223471	Mbbl	395.4846755	66.9325127	98.80574818	0	30.61531339	0	332.9961267	153.9624062	M$	0	0	8321.819962	48.47917948
Cushman #1	LONGWOOD	HOSS 7800	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.1222	0.0917	4008.223992	20.779	01-Jan-14
Cushman #2	LONGWOOD	HOSS	1267.9003	106.9651409	MMcf	7.232535126	0.663223471	Mbbl	395.4846755	66.9325127	98.80574818	0	30.61531339	0	332.9961267	153.9624062	M$	0.1222	0.0917	4313.59597	27.70017948	07-Dec-54
Total LOVING	LOVING	All	1469.273329	83.71919431	MMcf	0	0	Mbbl	265.245849	0	53.2173067	45	21.72363503	13.26229245	132.0426148	106.889375	M$	0	0	1147.836119	0.258
Cronos Fee #1	LOVING	UPPER PENN (GAS)	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.1	0.074	132.2760681	0.18	01-Jan-14
Hermes Fee #1	LOVING	MORROW, NORTH (GAS)	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.142	0.11	122.3400505	0.036	01-Jan-14
Mercury Fee #1	LOVING	MORROW, NORTH (GAS)	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.1	0.074	893.2200005	0.042	01-Jan-14
Mercury Fee #1	LOVING	MORROW	1469.273329	83.71919431	MMcf	0	0	Mbbl	265.245849	0	53.2173067	45	21.72363503	13.26229245	132.0426148	106.889375	M$	0.1	0.074	0	0	31-Aug-22
Total LUSK	LUSK	All	1472.845382	263.6672999	MMcf	1259.198738	367.1740081	Mbbl	1273.284396	33210.51286	6225.300535	3175.879	2562.233718	1657.115745	21784.1806	12488.48747	M$	0	0	1297.170444	1304.619733
East Lusk 1 Fed #1Y	Lusk	Bone Spring	178.2855962	44.50275787	MMcf	148.5713302	53.90353424	Mbbl	163.1471103	4885.546826	911.3849076	0	385.0477847	263.7095481	3714.048722	2356.539989	M$	0.4375	0.36281249	142.75	92.889	10-Feb-38
East Lusk 1 Fed #2H	Lusk	Bone Spring	179.9601889	44.9207613	MMcf	119.9734592	43.52786948	Mbbl	164.6795109	3945.14845	829.5677419	0	318.7366873	216.8721513	2972.266445	1987.143224	M$	0.4375	0.36281249	102.656	92.167	11-Dec-35
East Lusk 1 Fed #3H	Lusk	Bone Spring	162.358631	40.52714855	MMcf	147.5987554	53.55067197	Mbbl	148.5725266	4853.565154	826.35	0	379.3264071	260.3745078	3741.439241	2780.724275	M$	0.4375	0.36281249	43.789	49.811	31-Dec-34
Jennings Federal #1	LUSK	BONE SPRING, EAST	0	0	MMcf	122.2456233	88.62807691	Mbbl	0	8026.654962	2263.903266	0	569.0898368	401.3327481	4792.329111	2122.447673	M$	0.875	0.725	855.354	796.973871	17-Sep-54
Korczak Fed. #1	LUSK	Lower Wolfcamp	194.8492789	21.43342068	MMcf	121.5994419	13.37593861	Mbbl	145.8135114	1201.614069	148.8844125	0	97.1365641	67.37137904	1034.035225	592.7908183	M$	0.142	0.11	139.1684436	107.5167829	20-Feb-45
Shearn Federal #3	LUSK	YATES, NORTHEAST	0	0	MMcf	0.81839105	0.675172616	Mbbl	0	63.3014838	37.77287064	0	4.488075202	3.16507419	17.87546377	16.73694529	M$	1	0.825	13.453	165.262079	18-Feb-16
Korczak Fed. #1	LUSK	Upper Wolfcamp	274.9641054	30.2460516	MMcf	204.8912857	22.53804143	Mbbl	205.7666414	2024.682414	160.2128856	17.04	160.4022711	111.5224528	1781.271446	1013.4064	M$	0.142	0.11	0	0	05-Sep-48
East Lusk 1 Fed #4H - PUD	Lusk	Bone Spring	207.5001062	51.79513758	MMcf	188.6364602	68.43966382	Mbbl	189.8809744	6203.02893	875.75258	2818.039	484.7926426	332.7678837	2144.005567	763.5553754	M$	0.4375	0.36281249	0	0	03-Mar-38
Korczak Fed. PUD #1	LUSK	Upper Morrow	274.9274759	30.24202235	MMcf	204.863991	22.53503901	Mbbl	255.4241208	2006.970574	171.471871	340.8	163.2134492	0	1586.909375	855.1427695	M$	0.142	0.11	0	0	16-Dec-47
Fields 4-1	PUTNAM	MISSISSIPPI LIME	142.6526748	5.355181414	MMcf	0	0	Mbbl	14.40179648	0	7.715142094	0	1.02180746	0	5.664846925	3.367919274	M$	0.05	0.03754	122.165816	0.24	14-Apr-34
Total SERBIN	SERBIN	All	41.42052605	27.38461921	MMcf	27.12191173	18.00905753	Mbbl	140.9212505	1666.570259	997.8764769	0	87.23132572	45.18728775	677.1964194	438.6129524	M$	0	0	5156.630383	976.7407484

CaseName	Field	Reservoir	GrossGas	NetGas	GasUnits	GrossOil	NetOil	OilUnits	GasRevenue	OilRevenue	TotalCost	Investment	ProductionTax	AdvaloremTax	NonDiscCash	DiscCash	RevenueUnits	InitWrkInt	InitRevInt	CumGas	CumOil	EconomicLimit
Carleston #1	SERBIN	TAYLOR SAND	0	0	MMcf	0.226241588	0.128778296	Mbbl	0	11.92319606	10.57019715	0	0.548467019	0.298079902	0.506451996	0.492443979	M$	0.726563	0.569207	112.917	30.94845461	09-Oct-14
Carleston #3	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.78125	0.610399	175.5979572	34.28655346	01-Jan-14
Hern #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	1	0.72	42.04137501	8.638937369	01-Jan-14
Kasper #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.825	0.66	84.392	25.64921705	01-Jan-14
Lorenz #1	SERBIN	TAYLOR SAND	0	0	MMcf	3.033206858	2.274905143	Mbbl	0	210.6266425	93.01915195	0	9.688825555	5.265666062	102.6529989	55.6251757	M$	1	0.75	72.879	22.27048884	01-Feb-39
Lorenz #3	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.543203	142.225	32.67222867	01-Jan-14
Lorenz #4	SERBIN	TAYLOR SAND	0.106430942	0.019961123	MMcf	0.03552702	0.006663093	Mbbl	0.102719939	0.616915748	0.32599307	0	0.03608212	0.017990892	0.339569605	0.337418084	M$	0.125	0.18755	90.32305413	45.93804137	15-Feb-14
Marquis #3	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.15625	167.621	30.83515678	01-Jan-14
Marquis #4	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.15625	136.328	20.52625122	01-Jan-14
Marquis #6	SERBIN	TAYLOR SAND	0	0	MMcf	0.346100127	0.19578988	Mbbl	0	18.12759766	15.95111009	0	0.833869492	0.453189941	0.889428136	0.826711755	M$	0.670938	0.565703	135.363	27.45069646	13-Feb-16
Marquis #7	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.517109	0.450332	18.804	4.871	01-Jan-14
Menzel #1	SERBIN	TAYLOR SAND	0	0	MMcf	4.181590185	2.435776283	Mbbl	0	225.3068704	148.7060332	0	10.36411604	5.632671759	60.60404938	45.6548593	M$	0.728125	0.5825	4.179	27.77188553	05-Oct-23
Mersiovsky #2	SERBIN	TAYLOR SAND	0	0	MMcf	0.475004848	0.356253636	Mbbl	0	32.98445539	26.92180698	0	1.517284948	0.824611385	3.720752073	3.192845375	M$	1	0.75	22.301	12.98898275	16-Nov-18
Moerbe #2	SERBIN	TAYLOR SAND	1.497693195	0.828528368	MMcf	0.240130108	0.132840696	Mbbl	4.263606984	12.29932152	13.5283816	0	0.885539314	0.414073213	1.734934374	1.62948745	M$	0.690938	0.553203	180.6759925	43.0205204	31-Oct-15
Moerbe #3	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.981771	0.736328	91.65766968	22.09107741	01-Jan-14
Moerbe #5	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.50125	0.425938	82.688	33.133667	01-Jan-14
Nitsche #1	SERBIN	TAYLOR SAND	4.381495181	3.286121386	MMcf	5.733570125	4.300177593	Mbbl	16.91038065	397.7621272	199.7443717	0	19.5653364	10.3668127	184.9959871	103.9179863	M$	1	0.75	33.48537546	22.67602953	25-Jun-37
Peters #2	SERBIN	TAYLOR SAND	7.99152313	4.261104108	MMcf	1.977438413	1.054376094	Mbbl	21.92764174	97.62151942	70.45503441	0	6.135163024	2.988729029	39.97023469	25.71270003	M$	0.670938	0.533203	215.3327558	90.79322147	23-May-30
Peters #5	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.703125	0.572188	224.4052008	87.98678304	01-Jan-14
Peters #6	SERBIN	TAYLOR SAND	7.951207001	5.963405251	MMcf	2.495567939	1.871675954	Mbbl	30.68768342	173.2928616	93.04272895	0	10.27304789	5.099513625	95.56525452	59.95948643	M$	1	0.75	78.63673444	36.79550909	02-Jun-32
Peters #7	SERBIN	TAYLOR SAND	5.910029051	3.15124522	MMcf	4.119541864	2.19655208	Mbbl	16.2163079	203.3721675	145.7253529	0	10.5713428	5.489711884	57.80206784	41.12393735	M$	0.670938	0.533203	56.29643521	29.41664247	26-Dec-25
Peters #8	SERBIN	TAYLOR SAND	4.041654528	3.031240896	MMcf	2.112515967	1.584386976	Mbbl	15.59876565	146.5542109	80.42762536	0	7.911401123	4.053824413	69.76012561	53.87233435	M$	1	0.75	67.13596712	24.06066906	18-May-23
Peters #9	SERBIN	TAYLOR SAND	0.417378694	0.165834572	MMcf	0.295971281	0.117596493	Mbbl	0.853384708	10.88790651	9.926142834	0	0.564847553	0.293532281	0.956768554	0.919437943	M$	0.489766	0.397324	45.31426528	9.206187624	20-Feb-15
Spretz #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.555703	118.824	23.692	01-Jan-14
Spretz #2	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.535703	106.4532416	14.64212727	01-Jan-14
Steinbach, Noble #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.507813	0.46036	211.4635275	36.2384741	01-Jan-14
Steinbach, Noble #2	SERBIN	TAYLOR SAND	0.560422324	0.420316743	MMcf	0.256500524	0.192375393	Mbbl	2.16294996	17.8114605	7.8824846	0	0.98154843	0.499360261	10.61101717	7.63571955	M$	1	0.75	40.48207382	3.881397627	17-Nov-26
Stuessy #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.533203	294.8624563	1.078	01-Jan-14
Stuessy #2	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.533203	263.5194325	5.565	01-Jan-14
Stuessy #3	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.533203	270.526	1.518	01-Jan-14
Stuessy #4	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.528203	121.7162665	13.20779498	01-Jan-14
Stuessy #5	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.533203	298.9050186	1.25	01-Jan-14
Stuessy #6	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0.533203	226.3009615	0.792	01-Jan-14
Stuessy #7	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.670938	0	334.9342814	0.475	01-Jan-14
Urban #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.480469	0.392852	143.2595136	30.49976897	01-Jan-14
Urban #2	SERBIN	TAYLOR SAND	5.878208769	4.408656576	MMcf	1.042905858	0.782179393	Mbbl	22.68694674	72.3508117	45.15150924	0	5.029658344	2.375943961	42.48064689	33.61664553	M$	1	0.75	119.3503231	29.83587931	17-Jun-22
Urban #3	SERBIN	TAYLOR SAND	2.684483238	1.848204966	MMcf	0.550099024	0.378730526	Mbbl	9.510862756	35.03219491	36.498553	0	2.324795673	1.113576442	4.606132558	4.095763241	M$	0.917969	0.688477	138.6851583	24.94867999	31-Jul-17
Vahrenkamp #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.14625	117.9806361	24.32889652	01-Jan-14
Wachsmann #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.7	0.525	12.57	22.34909618	01-Jan-14
Weise #1	SERBIN	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.76	0.57	56.19770914	18.41043222	01-Jan-14
Total SERBIN (TAYLOR SAND)	SERBIN (TAYLOR SAND)	All	0	0	MMcf	0.143192495	0.093647892	Mbbl	0	8.670577347	7.780281232	0	0.398846558	0.216764434	0.274685123	0.260931627	M$	0	0	164.296	63.28209033
Fischer #2	SERBIN (TAYLOR SAND)	TAYLOR SAND	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.1475	92.134	32.42617604	01-Jan-14
Merslovsky #1	SERBIN (TAYLOR SAND)	TAYLOR SAND	0	0	MMcf	0.143192495	0.093647892	Mbbl	0	8.670577347	7.780281232	0	0.398846558	0.216764434	0.274685123	0.260931627	M$	0.872	0.654	72.162	30.85591429	19-Apr-15
Total SPRABERRY	SPRABERRY	All	195.2874802	10.07290587	MMcf	103.6351297	6.911437413	Mbbl	103.5685491	632.4218654	177.2863703	0	36.85904699	18.39976036	503.4452368	214.2164537	M$	0	0	2021.153149	710.1967362
Buchanan L Lease	SPRABERRY	TREND AREA	92.92949547	4.248736533	MMcf	22.69795369	2.306112095	Mbbl	36.05477822	206.8305816	152.1920426	0	12.21831512	6.072133995	72.40286809	50.73124869	M$	0.125	0.1016	1052.560975	374.1758001	08-Sep-26
Buchanan M #1	SPRABERRY	TREND AREA	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.1016	403.1035079	105.7924447	01-Jan-14
Buchanan P #1	SPRABERRY	TREND AREA	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.125	0.1016	324.4726314	92.43294987	01-Jan-14
McClintic A #1	SPRABERRY	TREND AREA	102.3579848	5.824169333	MMcf	80.93717605	4.605325317	Mbbl	67.51377091	425.5912838	25.09432774	0	24.64073187	12.32762637	431.0423687	163.485205	M$	0.065	0.0569	241.0160339	137.7955415	16-Jan-63
Quinoco Sulimar #1	SULIMAR	QUEEN	0	0	MMcf	47.85667575	40.91745777	Mbbl	0	3760.772645	954.9348665	0	266.6387805	188.0386322	2351.160365	1163.097829	M$	1	0.855	8.654	126.795951	20-Apr-48
Stauss #1	TULETA, W.	12910	0	0	MMcf	0	0	Mbbl	0	0	0	0	0	0	0	0	M$	0.05	0.0345	784.0115223	0.799	01-Jan-14